As filed with the Securities and Exchange Commission on February 5, 2004.
File No. 333-________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Assurant, Inc.

(Exact Name of Issuer as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	39-1126612 (I.R.S. Employer Identification Number)

One Chase Manhattan Plaza, 41st Floor
New York, NY 10005
(212) 859-7000
(Address, including zip code, and telephone number of Principal Executive
Offices)

Assurant, Inc. 2004 Long-Term Incentive Plan
Assurant, Inc. 2004 Employee Stock Purchase Plan
Assurant, Inc. Directors Compensation Plan
Assurant, Inc. 401(k) Plan
Assurant, Inc. Executive Pension and 401(k) Plan
Assurant, Inc. Investment Plan
(Full Titles of the Plans)

KATHERINE GREENZANG, ESQ. Senior Vice President, General Counsel and Secretary	Copy to:
Assurant, Inc. One Chase Manhattan Plaza, 41st Floor New York, NY 10005 Telephone: (212) 859-7021 (Name, address, including zip code, and telephone number, including area code, of agent for service)	LAURA G. THATCHER Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street, NW Atlanta, Georgia 30309-3424 Telephone: (404) 881-7546

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
			Maximum	Maximum
Title of Securities	Amount to		Offering Price	Aggregate	Amount of
to be Registered (1)	be Registered		Per Share	Offering Price	Registration Fee

Common Stock, $.01 per share	28,000,000	(2)	$22.00 (4)	$616,000,000 (4)	$78,047.20
Deferred Compensation Obligations	$60,000,000	(3)	N/A	$60,000,000 (5)	$7,602.00
Total				$676,000,000	$85,649.20

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Assurant, Inc. 401(k) Plan.

(2)	Includes an aggregate of 10,000,000 shares to be issued pursuant to the grant or exercise of awards under the Assurant, Inc. 2004 Long-Term Incentive Plan, 5,000,000 shares to be issued pursuant to the exercise of awards under the Assurant, Inc. 2004 Employee Stock Purchase Plan, 500,000 shares to be issued pursuant to the grant or exercise of awards under the Assurant, Inc. Directors Compensation Plan, 10,000,000 shares to be issued under the Assurant, Inc. 401(k) Plan, and 2,500,000 shares to be issued under the Assurant, Inc. Executive Pension and 401(k) Plan, including additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of such plans.

(3)	Represents $60,000,000 of deferred compensation obligations (“DCOs”) offered under the Assurant, Inc. Investment Plan.

(4)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), based upon an assumed price of $22.00 per share, which was the initial public offering price of the Company’s Common Stock on February 4, 2004.

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h).

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

     (b) Upon written or oral request, Assurant, Inc. (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Katherine Greenzang, Esq. at the address and telephone number on the cover of this Registration Statement.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference into this Registration Statement:

     (1) The Company’s Prospectus filed pursuant to Rule 424(b) under the Securities Act filed with the Commission on February 5, 2004;

     (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since February 5, 2004;

     (3) The description of Common Stock contained in the Company’s Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description;

     (4) All reports filed by the Assurant, Inc. 401(k) Plan following the date of this Registration Statement.

     All other documents subsequently filed by the Company, the Assurant, Inc. 401(k) Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     This registration statement covers (i) shares of the Company’s Common Stock that have been registered under Section 12 of the Exchange Act, (ii) deferred compensation obligations that may be issued under the Assurant, Inc. Investment Plan, and (iii) and an indeterminate amount of plan interests to be offered or sold pursuant to the Assurant, Inc. 401(k) Plan.

     The following summary of the deferred compensation obligations that may be issued under the Assurant, Inc. Investment Plan (the “Investment Plan”) is qualified in its entirety by reference to the Investment Plan, a copy of which has been filed as an exhibit to this registration statement.

     The Investment Plan provides eligible employees and directors with the opportunity to defer a portion of their compensation by exchanging compensation for options (which represent deferred compensation obligations of the Company) to make a “deemed investment” in one or more mutual funds designated by the Company. Options are fully vested and exercisable when issued. Upon exercise of an option, a participant receives an amount equal to the difference between the fair market value of the underlying mutual fund shares on the date of exercise and the exercise price, less applicable withholding amounts.

     The Company’s obligations under the Investment Plan are contractual in nature and represent the Company’s unsecured general obligations to pay deferred compensation in the future in accordance with the terms of the Investment Plan. The Investment Plan is unfunded, and participants and their beneficiaries have no right, title, or interest in the benefits deferred under the Plan or any claim against such benefits. The Company will not segregate any funds or assets for deferred benefits or issue any notes or security for the payment of any deferred benefits.

     Options granted under the Investment Plan may not be sold, transferred, encumbered, hypothecated or otherwise assigned by a participant other than by will or the laws of descent and distribution. Options shall not be subject, in whole or in part, to the debts, contracts, liabilities, or torts of participants, and shall not be subject to garnishment, attachment, execution, levy or other legal or equitable process.

Item 5. Interests of Named Experts and Counsel. Not Applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the Company’s best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the stockholders, disinterested directors or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     The Company’s certificate of incorporation and by-laws provide that the Company will indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to the Company or the stockholders for any breach of fiduciary duty, except to the extent provided by applicable law.

     The Company currently maintains liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed. Not Applicable.

Item 8. Exhibits

     See Exhibit Index, which is incorporated here by reference.

Item 9. Undertakings

     (a) The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(signatures on following page)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on February 4, 2004.

ASSURANT, INC.

By:	/s/ J. Kerry Clayton

J. Kerry Clayton President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Kerry Clayton and Katherine Greenzang, and each of them (with full power in each to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ J. Kerry Clayton
J. Kerry Clayton	President and Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2004

/s/ Robert B. Pollock
Robert B. Pollock	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 4, 2004

/s/ Larry M. Cains
Larry M. Cains	Senior Vice President, Investor Relations (Principal Accounting Officer)	February 4, 2004

/s/ John Michael Palms
John Michael Palms	Director	January 30, 2004

Signature	Title	Date

/s/ Anton van Rossum Anton van Rossum	Director	February 4, 2004

/s/ Michel Baise Michel Baise	Director	January 30, 2004

Robert J. Blendon	Director

/s/ Beth L. Bronner Beth L. Bronner	Director	January 30, 2004

Howard L. Carver	Director

/s/ Arie A. Fakkert
Arie A. Fakkert	Director	February 4, 2004

/s/ Allen R. Freedman
Allen R. Freedman	Director	February 4, 2004

/s/ H. Carroll Mackin
H. Carroll Mackin	Director	February 4, 2004

/s/ Gilbert Mittler
Gilbert Mittler	Director	February 4, 2004

/s/ Georges Valckenaere
Georges Valckenaere	Director	February 4, 2004

     Assurant, Inc. 401(k) Plan. Pursuant to the requirement of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on February 4, 2004.

/s/ Robert Haertel
Robert Haertel Senior Vice President, Compensation and Benefits, on behalf of the Fortis, Inc. Benefit Plans Committee, the Assurant, Inc. 401(k) Plan Administrator

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.1	Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, Registration No. 333-109984)

4.2	Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, Registration No. 333-109984)

5.1	Opinion of Alston & Bird LLP regarding the legality of the securities being registered

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page)

99.1	Assurant, Inc. 2004 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, Registration No. 333-109984)

99.2	Assurant, Inc. 2004 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1, Registration No. 333-109984)

99.3	Assurant, Inc. Directors Compensation Plan (incorporated herein by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1, Registration No. 333-109984)

99.4	Assurant, Inc. Executive Pension and 401(k) Plan (incorporated herein by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1, Registration No. 333-109984)

99.5	Assurant, Inc. Investment Plan (incorporated herein by reference to Exhibit 10.17 to the Company’s Registration Statement on Form S-1, Registration No. 333-109984)

     In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby undertakes that it will submit or has submitted the Assurant, Inc. 401(k) Plan, and any amendments thereto, to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.